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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities exchange Act of 1934


        Date of Report (Date of earliest event reported): April 18, 2001
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                          Peoples Financial Corporation
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             (Exact name of registrant as specified in its charter)


          Ohio                  0-28838                   34-1822228
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(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



                   211 Lincoln Way East, Massillon, Ohio 44646
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: 330-832-7441
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                                                                     Page 2 of 3


                                    FORM 8-K

Item 1. Changes in  Control of Registrant.

         Not applicable.

Item 2. Acquisition or Disposition of Assets.

         Not applicable.

Item 3. Bankruptcy or Receivership

         Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

         On April 18, 2001, Peoples Financial Corporation (the "Corporation"), with the approval of the Board of Directors, decided to change the Corporation's independent public auditors from Grant Thornton LLP to Crowe, Chizek and Company LLP. Grant Thornton LLP served as the Corporation's independent certified public accountants from 1996 through the fiscal year ended September 30, 2000. The Board of Directors' decision to engage Crowe, Chizek and Company LLP is based on that firm's service and commitment toward serving community-based financial institutions of the Corporation's size. Grant Thornton LLP's reports on the consolidated financial statements of the Corporation for the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principals. During the last two fiscal years and the interim period through April 18, 2001, there have not been any disagreements between the Corporation and Grant Thornton LLP on any matter of accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure.

         Crowe, Chizek and Company LLP has been engaged as the Corporation's independent certified public accountants effective April 18, 2001. The Corporation has not requested or obtained any advice from Crowe, Chizek and Company LLP concerning any material accounting, auditing or financial reporting issue regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Corporation's consolidated financial statements.

Item 5. Other Events

         Not applicable.


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Item 6. Resignations of registrant's Directors.

         Not applicable.

Item 7. Financial Statements and Exhibits.

         Exhibit 16.  Letter from Grant Thornton LLP.

Item 8.  Change in Fiscal Year.

         Not applicable.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 25, 2001                  PEOPLES FINANCIAL CORPORATION



                                       By:/s/ Paul von Gunten
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                                           Paul von Gunten
                                           President and Chief Executive Officer